Exhibit 99.1

Nara Bancorp Reports 30% Increase in Earnings Per Share for Second Quarter 2006

     LOS ANGELES--(BUSINESS WIRE)--July 26, 2006--Nara Bancorp, Inc. (the "Company") (NASDAQ:NARA), the holding company of Nara Bank (the "Bank"), reported net income of $7.9 million for the second quarter of 2006, an increase of 41% over $5.6 million for the second quarter of 2005. The Company also reported earnings of $0.30 per diluted share for second quarter 2006, a 30% increase compared to $0.23 per diluted share for the second quarter of 2005.
     "Despite a challenging operating environment, we are pleased with the Bank's steady performance in the second quarter," said Min Kim, Chief Operating Officer and Acting President of Nara Bancorp. "Our financial results were driven by solid loan production, successful campaigns to attract core deposits, and meaningful improvement in credit quality. Our success in these areas helped to offset higher levels of loan payoffs than we expected, a reduction in our net interest margin from our first quarter 2006 results, and a temporary shortfall in SBA originations due to a change in the management of this business line. Overall, we continue to execute well on our strategic initiatives to generate disciplined growth through effective balance sheet management, focusing on core deposits and strong credit quality."

     Second Quarter Financial Highlights (2006 vs. 2005):

     --   Net income increased 41% to $7.9 million

     --   Diluted EPS increased 30% to $0.30 per share

     --   Net interest income increased 21% to $23.0 million

     --   Annualized net interest margin increased 3 basis points to 4.97%

     --   Net loans receivable increased 14% over prior year to $1.57 billion

     --   Deposits increased 15% over prior year to $1.72 billion

     Operating Results for Second Quarter 2006

     Net Interest Income and Net Interest Margin. Second quarter net interest income before provision for loan losses increased 21% to $23.0 million from $19.0 million for second quarter 2005. The improvement was attributable to an 18% increase in net average interest-earning assets. The resulting annualized net interest margin (net interest income divided by average interest-earning assets) increased 3 basis points to 4.97% in the second quarter of 2006 from 4.94% in the same period of the prior year.
     The weighted average annualized yield on the loan portfolio for second quarter 2006 increased 138 basis points to 8.93% from 7.55% for the same period last year. The increase was the result of the Company's substantially prime rate-based loan portfolio repricing upward with each federal funds increase by the Federal Reserve.
     The weighted average annualized cost of deposits for second quarter 2006 increased 126 basis points to 3.32% from 2.06% for the same period last year. The most significant increase was seen in annualized time deposit costs, which increased 158 basis points to 4.66% from 3.08% last year.
     Sequentially, second quarter 2006 net interest income before provision for loan losses increased $662 thousand, or 3%, over first quarter 2006. The annualized net interest margin for second quarter 2006 was 4.97%, a decrease of 16 basis points from the net interest margin of 5.13% for first quarter 2006. This margin compression was primarily due to money market and time deposit repricing, average interest-bearing deposit growth exceeding loan growth, and the increase in fixed rate loans.

     Non-interest Income. Second quarter non-interest income decreased $216 thousand, or 4%, to $4.8 million from $5.0 million for the same period last year. The decrease was primarily due to non-recurring gains of $128 thousand on sales of securities during the second quarter of 2005.
     Sequentially, non-interest income in second quarter 2006 decreased $460 thousand, or 9%, from $5.3 million in first quarter 2006. This decrease was primarily due to a decrease in gains on sales of SBA loans. The volume of SBA loans sold during the second quarter was $17.2 million compared to $24.5 million in first quarter 2006. Total originations of SBA loans during the second quarter 2006 were $21.5 million compared to $35.4 million in first quarter 2006. The slowdown in SBA loan production was primarily due to the transition to new management of this business line towards the end of the second quarter.

     Non-interest Expense. Second quarter non-interest expense increased $1.6 million, or 13%, to $14.1 million from $12.5 million for the same period last year. The increase was driven by higher compensation costs due to staff and management additions and the new requirement to recognize stock option expense; higher occupancy costs due to opening or commencement of leasing of new branches; marketing costs, mostly advertising, relating to deposit campaigns and new Fullerton office; higher data processing fees from increased accounts; and higher D&O and FDIC insurance premiums.
     Sequentially, non-interest expense in second quarter 2006 increased $869 thousand, or 7%, to $14.1 million from $13.2 million in first quarter 2006. This increase was primarily due to increases in salaries and employee benefits, occupancy costs, advertising and marketing expenses, and professional fees. Salaries and employee benefit expenses were higher due to an increase in the amount of bonus accrued and stock option expense. Occupancy costs were higher due to the Oakland branch lease payment which commenced in March of 2006 and new leasehold improvement costs for the new Fullerton office. Advertising and marketing expenses were higher during second quarter 2006 due to new deposit campaigns, including promotions tied to the World Cup soccer tournament. Professional fees were higher during second quarter 2006 due to increased outsourced internal audit fees and costs related to the CEO and other senior officer searches.

     Income Taxes. The effective tax rate was 42% for the second quarters of 2006 and 2005.

     Balance Sheet Summary

     At June 30, 2006 total assets were $1.99 billion compared to $1.91 billion at March 31, 2006 and $1.72 billion at June 30, 2005, increases of 16% (annualized) and 16%, respectively.
     Gross loans receivable, excluding loans held for sale of $13.0 million, were $1.58 billion at June 30, 2006, an increase of 14% from the $1.39 billion at June 30, 2005, and an increase of 16% (annualized) from the $1.52 billion at March 31, 2006. The growth in the loan portfolio was primarily driven by the real estate loan portfolio, which increased 23% year-over-year, and 24% (annualized) since March 31, 2006. Higher than expected loan payoffs, driven by an increasing trend of refinancing variable loans for fixed rate loans as well as higher levels of property and business sales by borrowers, mitigated the overall portfolio growth during the second quarter of 2006.
     Total deposits were $1.72 billion at June 30, 2006, an increase of 15% from $1.50 billion at June 30, 2005, and an increase of 17% (annualized) from March 31, 2006. Deposit growth was largely driven by annualized increases in money market, non-interest bearing, and non-jumbo time deposit accounts of 19%, 32%, and 49%, respectively, resulting from a bank-wide core deposit campaign during the second quarter of 2006.

     Asset Quality

     Non-performing assets at June 30, 2006 declined to $4.1 million, or 0.21% of total assets, from $5.4 million, or 0.28% of total assets, at March 31, 2006.
     Non-performing loans at June 30, 2006 declined to $3.3 million, or 0.21% of total loans, from $4.6 million, or 0.30% of total loans, at March 31, 2006. The sequential quarter decrease in non-performing loans at June 30, 2006 was primarily due to one large credit being placed back on accrual status during the quarter and charge-offs.
     Net loan charge-offs were $372 thousand for second quarter 2006, or 0.10% of average loans on an annualized basis, compared to $300 thousand, or 0.08% of average loans on annualized basis for first quarter 2006.
     The provision for loan losses was $142 thousand for the second quarter of 2006, compared to $1.1 million for the first quarter of 2006. The lower provision for loan losses was primarily due to a $8.9 million improvement in classified and special mention loans during the second quarter of 2006.
     The allowance for loan losses at June 30, 2006 was $18.2 million, or 1.15% of gross loans receivable, compared to $18.4 million, or 1.21% of gross loans receivable at March 31, 2006

     Performance Ratios

     The annualized return on average equity (ROE) for second quarter 2006 was 19.75%, compared to 20.72% for first quarter 2006, and 20.58% for second quarter 2005. The 2006 second quarter ROE declined from the 2005 second quarter primarily due to the increase in equity resulting from the $20.0 million of capital raised in September 2005.
     The annualized return on average assets (ROA) for second quarter 2006 was 1.62%, compared to 1.72% for the first quarter 2006, and 1.38% for the second quarter 2005.
     The efficiency ratio for second quarter 2006 was 50.57%, compared to 47.79% for first quarter 2006, and 51.83% for second quarter 2005. The higher efficiency ratio in the second quarter was attributable to slower growth in net interest income, a decrease in non-interest income and increased non-interest expenses, such as salaries and employee benefits, occupancy costs, and marketing-related expenses and professional fees.

     Capital

     At June 30, 2006, we continued to exceed the regulatory capital requirements to be classified as a "well-capitalized institution." The Leverage Ratio was 10.35% compared to 10.22% at December 31, 2005 and 8.84% at June 30, 2005. The Tier 1 Risk-based Ratio was 11.80% compared to 11.77% at December 31, 2005 and 9.69% at June 30, 2005. The Total Risk-based Ratio was 12.86% compared to 12.90% at December 31, 2005 and 11.05% at June 30, 2005.

     Outlook

     For the full year 2006, Nara Bancorp continues to expect fully diluted earnings per share to range between $1.20 and $1.25.
     Commenting on the outlook, Ms. Kim said, "Over the second half of 2006, we believe that continued strength in our loan production and declining professional fees as we complete our regulatory compliance efforts should help us offset the impact of further compression in our net interest margin and elevated levels of loan payoffs. In addition, we have recently added a highly productive SBA loan manager that we believe can quickly improve our SBA loan production and help this business line become a catalyst for earnings growth in future quarters."

     Conference Call and Webcast

     A conference call with simultaneous webcast to discuss the Company's second quarter 2006 financial results will be held tomorrow, July 27, 2006 at 9:30 a.m. Pacific/12:30 p.m. Eastern. Interested participants and investors may access the conference call by dialing 866-713-8567 (domestic) or 617-597-5326 (international). There will also be a live web cast of the call available at the Investor Relations section of Nara Bank's web site at www.narabank.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.
     After the live webcast, a replay will remain available in the Investor Relations section of Nara Bancorp's web site. A replay of the call will be available at 888-286-8010 (domestic) or 617-801-6888 (international) through August 3, 2006; the passcode is 21402479.

     About Nara Bancorp, Inc.

     Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 18 branches and 8 loan production offices in the United States and one liaison office in Seoul, Korea. Nara Bank operates full-service branches in California and New York, with loan production offices in California, Washington, Colorado, Texas, Georgia, Illinois, New Jersey, and Virginia. Nara Bank was founded specifically to serve the needs of Korean-Americans, one of the fastest-growing Asian ethnic communities over the past decade. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with emphasis in commercial real estate and business lending, SBA lending, and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender. For more information on Nara Bank, visit our web site at www.narabank.com. Nara Bancorp, Inc. stock is listed on NASDAQ under the symbol "NARA."

     Forward-Looking Statements

     This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussion of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.


                          Nara Bancorp, Inc.
            Consolidated Statements of Financial Condition
                   Unaudited (Dollars in Thousands)

Assets                                6/30/2006   3/31/2006  % change
                                     ---------------------------------

Cash and due from banks                 $37,001     $38,306        -3%
Federal funds sold                       96,200      75,500        27%
Term federal funds sold                       -       7,000      -100%
Securities available for sale, at
 fair value                             184,750     185,653         0%
Securities held to maturity, at
 amortized cost (fair value: June
 30, 2006 - $1,008; March 31, 2006 -
 $1,015; December 31, 2005 - $1,023;
 June 30, 2005 - $2,052)                  1,000       1,000         0%
Federal Home Loan Bank and Federal
 Reserve Bank stock                       9,562       8,341        15%
Loans held for sale, at the lower of
 cost or market                          13,037      15,422       -15%
Loans receivable                      1,584,913   1,524,377         4%
Allowance for loan losses               (18,168)    (18,398)       -1%
                                     ---------------------------------
  Net loans                           1,566,745   1,505,979         4%
                                     ---------------------------------
Accrued interest receivable               7,786       7,694         1%
Premises and equipment, net               9,082       8,575         6%
Cash surrender value of life
 insurance                               14,885      14,775         1%
Goodwill                                  2,347       2,347         0%
Other intangible assets, net              3,244       3,416        -5%
Other assets                             41,841      37,302        12%
                                     ---------------------------------
  Total assets                       $1,987,480  $1,911,310         4%
                                     =================================


Liabilities

Deposits                             $1,719,576  $1,650,623         4%
Borrowings from Federal Home Loan
 Bank                                    31,000      31,000         0%
Subordinated debentures                  39,268      39,268         0%
Accrued interest payable                  9,414      11,655       -19%
Other liabilities                        25,713      24,307         6%
                                     ---------------------------------
  Total liabilities                   1,824,971   1,756,853         4%
                                     ---------------------------------

Stockholders' Equity

Common stock, $0.001 par value;
 authorized, 40,000,000 shares;
 issued and outstanding, 25,751,704,
 25,557,948, 25,444,442 and
 23,694,596 shares at June 30, 2006,
 March 31, December 31, 2005 and
 June 30, 2005, respectively                $26         $25         4%
Capital surplus                          73,239      70,900         3%
Retained earnings                        95,387      88,192         8%
Accumulated other comprehensive
 income (loss), net                      (6,143)     (4,660)       32%
                                     ---------------------------------
  Total stockholders' equity            162,509     154,457         5%
                                     ---------------------------------

  Total liabilities and
   stockholders' equity              $1,987,480  $1,911,310         4%
                                     =================================


Assets                     12/31/2005  % change   6/30/2005  % change
                           --------------------- ---------------------

Cash and due from banks       $32,924        12%    $32,672        13%
Federal funds sold             33,100       191%     77,400        24%
Term federal funds sold         7,000      -100%     12,000      -100%
Securities available for
 sale, at fair value          174,709         6%    131,246        41%
Securities held to
 maturity, at amortized
 cost (fair value: June
 30, 2006 - $1,008; March
 31, 2006 - $1,015;
 December 31, 2005 -
 $1,023; June 30, 2005 -
 $2,052)                        1,001         0%      2,001       -50%
Federal Home Loan Bank and
 Federal Reserve Bank
 stock                          8,266        16%      8,129        18%
Loans held for sale, at
 the lower of cost or
 market                        17,083       -24%     11,631        12%
Loans receivable            1,445,740        10%  1,387,280        14%
Allowance for loan losses     (17,618)        3%    (16,769)        8%
                           -------------------------------------------
  Net loans                 1,428,122        10%  1,370,511        14%
                           -------------------------------------------
Accrued interest
 receivable                     7,620         2%      6,164        26%
Premises and equipment,
 net                            8,148        11%      6,837        33%
Cash surrender value of
 life insurance                14,640         2%     14,433         3%
Goodwill                        2,347         0%      2,347         0%
Other intangible assets,
 net                            3,589       -10%      3,947       -18%
Other assets                   37,273        12%     38,063        10%
                           -------------------------------------------
  Total assets             $1,775,822        12% $1,717,381        16%
                           ===========================================


Liabilities

Deposits                   $1,526,486        13% $1,496,523        15%
Borrowings from Federal
 Home Loan Bank                31,000         0%     43,000       -28%
Subordinated debentures        39,268         0%     39,268         0%
Accrued interest payable        8,755         8%      4,518       108%
Other liabilities              23,559         9%     21,105        22%
                           -------------------------------------------
  Total liabilities         1,629,068        12%  1,604,414        14%
                           -------------------------------------------

Stockholders' Equity

Common stock, $0.001 par
 value; authorized,
 40,000,000 shares; issued
 and outstanding,
 25,751,704, 25,557,948,
 25,444,442 and 23,694,596
 shares at June 30, 2006,
 March 31, December 31,
 2005 and June 30, 2005,
 respectively                     $25         4%        $23        13%
Capital surplus                69,451         5%     47,465        54%
Retained earnings              81,016        18%     66,573        43%
Accumulated other
 comprehensive income
 (loss), net                   (3,738)       64%     (1,094)      462%
                           -------------------------------------------
  Total stockholders'
   equity                     146,754        11%    112,967        44%
                           -------------------------------------------

  Total liabilities and
   stockholders' equity    $1,775,822        12% $1,717,381        16%
                           ===========================================


                          Nara Bancorp, Inc.
                  Consolidated Statements of Income
     Unaudited (Dollars in Thousands, Except for Per Share Data)

                                   Three Months Ended,
                  ----------------------------------------------------
                                             %                    %
                   6/30/2006   3/31/2006   change  6/30/2005    change
                  ----------------------------------------------------

Interest income:
  Interest and
   fees on loans     $34,601     $32,400        7%    $25,762      34%
  Interest on
   securities          2,060       1,884        9%      1,389      48%
  Interest on
   federal funds
   sold  and
   other
   investments         1,461         792       84%        345     323%
                  ----------------------------------------------------
    Total
     interest
     income           38,122      35,076        9%     27,496      39%
                  ----------------------------------------------------

Interest expense:
  Interest on
   deposits           13,924      11,589       20%      7,074      97%
  Interest on
   other
   borrowings          1,171       1,122        4%      1,426     -18%
                  ----------------------------------------------------
    Total
     interest
     expense          15,095      12,711       19%      8,500      78%
                  ----------------------------------------------------

Net interest
 income before
 provision for
 loan losses          23,027      22,365        3%     18,996      21%
Provision for
 loan losses             142       1,080      -87%      1,950     -93%
                  ----------------------------------------------------
Net interest
 income after
 provision for
 loan losses          22,885      21,285        8%     17,046      34%
                  ----------------------------------------------------

Non-interest
 income:
  Service fees on
   deposit
   accounts            1,520       1,537       -1%      1,582      -4%
  Net gains on
   sales of SBA
   loans               1,096       1,717      -36%      1,094       0%
  Net gains on
   sales of
   securities
   available-for-
   sale                    -           -        0%        128    -100%
  Other income
   and fees            2,197       2,019        9%      2,225      -1%
                  ----------------------------------------------------
    Total non-
     interest
     income            4,813       5,273       -9%      5,029      -4%
                  ----------------------------------------------------

Non-interest
 expense:
  Salaries and
   employee
   benefits            7,083       6,811        4%      6,152      15%
  Occupancy            1,918       1,816        6%      1,692      13%
  Furniture and
   equipment             548         520        5%        497      10%
  Advertising and
   marketing             725         551       32%        464      56%
  Data processing
   and
   communications      1,018         953        7%        860      18%
  Professional
   fees                  782         678       15%      1,186     -34%
  Other                2,004       1,880        7%      1,602      25%
                  ----------------------------------------------------
    Total non-
     interest
     expense          14,078      13,209        7%     12,453      13%
                  ----------------------------------------------------
Income before
 income taxes         13,620      13,349        2%      9,622      42%
Income taxes           5,719       5,470        5%      4,009      43%
                  ----------------------------------------------------
Net Income            $7,901      $7,879        0%     $5,613      41%
                  ====================================================

Earnings Per
 Share:
  Basic                $0.31       $0.31                $0.24
  Diluted              $0.30       $0.30                $0.23

Average Shares
 Outstanding
  Basic           25,612,359  25,473,400           23,653,365
  Diluted         26,221,043  26,140,846           24,538,181


                                         Six Months Ended June 30,
                                     ---------------------------------
                                           2006        2005  % change
                                     ---------------------------------

Interest income:
  Interest and fees on loans            $67,001     $48,217        39%
  Interest on securities                  3,944       2,789        41%
  Interest on federal funds sold
   and other investments                  2,253         584       286%
                                     ---------------------------------
    Total interest income                73,198      51,590        42%
                                     ---------------------------------

Interest expense:
  Interest on deposits                   25,513      12,532       104%
  Interest on other borrowings            2,293       2,730       -16%
                                     ---------------------------------
    Total interest expense               27,806      15,262        82%
                                     ---------------------------------

Net interest income before provision
 for loan losses                         45,392      36,328        25%
Provision for loan losses                 1,222       3,600       -66%
                                     ---------------------------------
Net interest income after provision
 for loan losses                         44,170      32,728        35%
                                     ---------------------------------

Non-interest income:
  Service fees on deposit accounts        3,057       3,160        -3%
  Net gains on sales of SBA loans         2,813       1,843        53%
  Net gains on sales of securities
   available-for-sale                         -         143      -100%
  Other income and fees                   4,216       4,062         4%
                                     ---------------------------------
    Total non-interest income            10,086       9,208        10%
                                     ---------------------------------

Non-interest expense:
  Salaries and employee benefits         13,894      11,415        22%
  Occupancy                               3,734       3,288        14%
  Furniture and equipment                 1,068       1,007         6%
  Advertising and marketing               1,276         854        49%
  Data processing and communications      1,971       1,656        19%
  Professional fees                       1,460       1,942       -25%
  Other                                   3,884       2,991        30%
                                     ---------------------------------
    Total non-interest expense           27,287      23,153        18%
                                     ---------------------------------
Income before income taxes               26,969      18,783        44%
Income taxes                             11,189       7,765        44%
                                     ---------------------------------
Net Income                              $15,780     $11,018        43%
                                     =================================

Earnings Per Share:
  Basic                                   $0.62       $0.47
  Diluted                                 $0.60       $0.45

Average Shares Outstanding
  Basic                              25,542,636  23,504,411
  Diluted                            26,168,550  24,634,849


                          Nara Bancorp, Inc.
                          Supplemental Data
     Unaudited (Dollars in Thousands, Except for Per Share Data)

                          (Annualized)               (Annualized)
                  At or for the Three Months      At or for the Six
                             Ended,                  Months Ended,
                ------------------------------------------------------
Profitability
 measures:      6/30/2006  3/31/2006  6/30/2005  6/30/2006  6/30/2005
                -------------------------------- ---------------------
  ROA                1.62%      1.72%      1.38%      1.67%      1.39%
  ROE               19.75%     20.72%     20.58%     20.22%     20.58%
  Net interest
   margin            4.97%      5.13%      4.94%      5.05%      4.86%
  Efficiency
   ratio            50.57%     47.79%     51.83%     49.19%     50.85%
  Yield on loan
   portfolio         8.93%      8.64%      7.55%      8.78%      7.30%
  Yield on
   interest-
   earning
   assets            8.23%      8.04%      7.15%      8.14%      6.91%
  Cost of
   interest-
   bearing
   deposits          4.26%      3.80%      2.78%      4.04%      2.56%
  Cost of total
   deposits          3.32%      2.94%      2.06%      3.13%      1.89%
  Cost of
   interest-
   bearing
   liabilities       4.39%      3.95%      2.99%      4.18%      2.77%
  Cost of time
   deposits          4.66%      4.22%      3.08%      4.45%      2.83%
  Cost of funds      3.45%      3.09%      2.27%      3.28%      2.10%
  Net interest
   spread
   (yield on
   average
   interest-
   earning
   assets -
   average cost
   of funds)         4.77%      4.95%      4.87%      4.86%      4.80%


                              For the Three Months Ended
               -------------------------------------------------------
                6/30/2006   3/31/2006  % change   6/30/2005  % change
               -------------------------------------------------------
AVERAGE
 BALANCES
Gross loans,
 includes
 loans held
 for sale      $1,550,453  $1,500,177         3% $1,365,423        14%
Interest-
 earning
 assets         1,853,200   1,744,924         6%  1,538,850        20%
Total assets    1,946,639   1,836,238         6%  1,630,918        19%

Interest-
 bearing
 deposits       1,307,485   1,218,324         7%  1,016,345        29%
Interest-
 bearing
 liabilities    1,375,668   1,286,621         7%  1,138,082        21%
Non-interest-
 bearing
 demand
 deposits         372,093     360,460         3%    357,148         4%
Stockholders'
 Equity           160,055     152,105         5%    109,120        47%


                                          For the Six Months Ended
                                      --------------------------------
                                       6/30/2006  6/30/2005  % change
                                      --------------------------------
AVERAGE BALANCES
Gross loans, includes loans held for
 sale                                  1,525,454  1,321,858        15%
Interest-earning assets                1,799,362  1,494,030        20%
Total assets                           1,891,743  1,582,032        20%

Interest-bearing deposits              1,263,151    979,298        29%
Interest-bearing liabilities           1,331,391  1,103,914        21%
Non-interest-bearing demand deposits     366,308    346,509         6%
Stockholders' Equity                     156,102    107,051        46%


LOAN PORTFOLIO COMPOSITION:           6/30/2006   3/31/2006  % change
                                     ---------------------------------

Commercial loans                       $499,450    $495,080         1%
Real estate loans                     1,033,277     973,903         6%
Consumer and other loans                 55,022      58,214        -5%
                                     ---------------------------------
  Loans outstanding                   1,587,749   1,527,197         4%
Unamortized deferred loan fees - net
 of costs                                (2,836)     (2,820)        1%
                                     ---------------------------------
  Loans, net of deferred loan fees
   and costs                          1,584,913   1,524,377         4%
Allowance for loan losses               (18,168)    (18,398)       -1%
                                     ---------------------------------
Loan receivable, net                 $1,566,745  $1,505,979         4%
                                     =================================


LOAN PORTFOLIO
 COMPOSITION:              12/31/2005  % change   6/30/2005  % change
                           -------------------------------------------

Commercial loans             $483,231         3%   $481,226         4%
Real estate loans             900,699        15%    842,131        23%
Consumer and other loans       64,633       -15%     67,010       -18%
                           -------------------------------------------
  Loans outstanding         1,448,563        10%  1,390,367        14%
Unamortized deferred loan
 fees - net of costs           (2,823)        0%     (3,087)       -8%
                           -------------------------------------------
  Loans, net of deferred
   loan fees and costs      1,445,740        10%  1,387,280        14%
Allowance for loan losses     (17,618)        3%    (16,769)        8%
                           -------------------------------------------
Loan receivable, net       $1,428,122        10% $1,370,511        14%
                           ===========================================


                               For the Three Months Ended
                  ----------------------------------------------------
ALLOWANCE FOR
 LOAN LOSSES:     6/30/2006  3/31/2006  % Change  6/30/2005  % Change
                  ----------------------------------------------------
Balance at
 Beginning of
 Period             $18,398    $17,618         4%   $15,715        17%
Provision for
 Loan Losses            142      1,080       -87%     1,950       -93%
Recoveries              724        351       106%        89       713%
Charge Offs          (1,096)      (651)       68%      (985)       11%
                  ----------------------------------------------------
Balance at End of
 Period             $18,168    $18,398        -1%   $16,769         8%
                  ====================================================
Net charge-
 off/Average
 gross loans
 (annualized)          0.10%      0.08%                0.26%



                                          For the Six Months Ended
                                       -------------------------------
ALLOWANCE FOR LOAN LOSSES:             6/30/2006  6/30/2005  % Change
                                       -------------------------------
Balance at Beginning of Period           $17,618    $14,627        20%
Provision for Loan Losses                  1,222      3,600       -66%
Recoveries                                 1,075        383       181%
Charge Offs                               (1,747)    (1,841)       -5%
                                       -------------------------------
Balance at End of Period                 $18,168    $16,769         8%
                                       ===============================
Net charge-off/Average gross loans
 (annualized)                               0.09%      0.22%



NON-PERFORMING ASSETS     6/30/2006  3/31/2006  12/31/2005  6/30/2005
                          --------------------------------------------
Delinquent Loans 90 days
 or more on Non-Accrual
 Status                      $3,329     $4,589      $5,489     $2,772
Delinquent Loans 90 days
 or more on Accrual
 Status                           -          -           -         86
                          --------------------------------------------
Total Non-Performing
 Loans                        3,329      4,589       5,489      2,858
Other real estate owned           -          -           -          -
Restructured Loans              757        807         741      1,067
                          --------------------------------------------
Total Non-Performing
 Assets                      $4,086     $5,396      $6,230     $3,925
                          ============================================
Non-Performing Assets/
 Total Assets                  0.21%      0.28%       0.35%      0.23%
Non-Performing
 Loans/Gross Loans             0.21%      0.30%       0.38%      0.21%
Allowance for loan
 losses/ Gross Loans           1.15%      1.21%       1.22%      1.21%
Allowance for loan
 losses/ Non-Performing
 Loans                          546%       401%        321%       587%



DEPOSIT COMPOSITION                   6/30/2006   3/31/2006  % Change
                                     ---------------------------------
  Non-interest-bearing demand
   deposits                            $405,271    $375,672         8%
  Money market and other                228,435     218,235         5%
  Saving deposits                       139,854     141,327        -1%
  Time deposits of $100,000 or more     740,431     732,348         1%
  Other time deposits                   205,585     183,041        12%
                                     ----------------------- ---------
    Total deposit balances           $1,719,576  $1,650,623         4%
                                     ======================= =========



DEPOSIT COMPOSITION        12/31/2005  % Change   6/30/2005  % Change
                           -------------------------------------------
  Non-interest-bearing
   demand deposits           $371,943         9%   $367,516        10%
  Money market and other      185,550        23%    266,829       -14%
  Saving deposits             120,948        16%     99,623        40%
  Time deposits of
   $100,000 or more           714,636         4%    662,394        12%
  Other time deposits         133,409        54%    100,161       105%
                           -------------------------------------------
    Total deposit balances $1,526,486        13% $1,496,523        15%
                           ===========================================



DEPOSIT COMPOSITION (%)   6/30/2006  3/31/2006  12/31/2005  6/30/2005
                          --------------------------------------------
  Non-interest-bearing
   demand deposits             23.6%      22.7%       24.4%      24.5%
  Money market and other       13.3%      13.2%       12.2%      17.8%
  Saving deposits               8.1%       8.6%        7.9%       6.7%
  Time deposits of
   $100,000 or more            43.1%      44.4%       46.8%      44.3%
  Other time deposits          11.9%      11.1%        8.7%       6.7%
                          --------------------------------------------
    Total deposit
     balances                 100.0%     100.0%      100.0%     100.0%
                          ============================================



CAPITAL RATIOS            6/30/2006  3/31/2006  12/31/2005  6/30/2005
                          --------------------------------------------
  Total stockholders'
   equity                  $162,509    154,457    $146,754   $112,967
  Tier 1 risk-based
   capital ratio              11.80%     11.67%      11.77%      9.69%
  Total risk-based
   capital ratio              12.86%     12.79%      12.90%     11.05%
  Tier 1 leverage ratio       10.35%     10.45%      10.22%      8.84%
  Book value per share        $6.31      $6.04       $5.77      $4.77
  Tangible book value per
   share                      $6.09      $5.82       $5.53      $4.50
  Tangible equity to
   tangible assets             7.92%      7.80%       7.96%      6.23%


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